Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 21, 2023, with respect to the consolidated financial statements of InvenTrust Properties Corp., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Chicago, Illinois

August 16, 2023